Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 33-50773 on Form N-1A of our report dated November 13, 2000 relating to the financial statements of Federated Ultrashort Bond Fund appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 24, 2000

Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 33-50773 on Form N-1A of our report dated November 13, 2000 relating to the financial statements of Federated Mortgage Fund appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 24, 2000

Exhibit 11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 33-50773 on Form N-1A of our report dated November 13, 2000 relating to the financial statements of Federated Limited Duration Fund appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 24, 2000